Exhibit 99.1

Appian Announces Fourth Quarter and Full Year 2022 Financial Results

Fourth quarter cloud subscription revenue increased 29% year-over-year to $65.8 million
Full year cloud subscription revenue increased 32% year-over year to $236.9 million

McLean, VA – February 16, 2023 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2022.

“Appian grew cloud subscriptions revenue 32% for the full year. Our loyal customers and high gross margins provide a strong foundation as we enter 2023. Organizations are choosing Appian to increase productivity, time to value, and return on investment during uncertain times,” said Matt Calkins, CEO & Founder.

Fourth Quarter 2022 Financial Highlights:

•Revenue: Cloud subscription revenue was $65.8 million, up 29% compared to the fourth quarter of 2021. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 23% year-over-year to $93.2 million. Professional services revenue was $32.5 million, an increase of 11% compared to the fourth quarter of 2021. Total revenue was $125.8 million, up 20% compared to the fourth quarter of 2021. Cloud subscription revenue retention rate was 115% as of December 31, 2022.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(40.6) million, compared to $(25.9) million for the fourth quarter of 2021. Non-GAAP operating loss was $(26.8) million, compared to $(11.7) million for the fourth quarter of 2021.
•Net loss and non-GAAP net loss: GAAP net loss was $(34.4) million, compared to $(25.8) million for the fourth quarter of 2021. GAAP net loss per share was $(0.47) for the fourth quarter of 2022, compared to $(0.36) for the fourth quarter of 2021. Non-GAAP net loss was $(20.6) million, compared to $(11.6) million for the fourth quarter of 2021. Non-GAAP net loss per share was $(0.28), compared to the $(0.16) net loss per share for the fourth quarter of 2021. GAAP and non-GAAP net loss for the fourth quarter of 2022 included $8.5 million, or $0.12 per share, of foreign currency exchange gains. GAAP and non-GAAP net loss for the fourth quarter of 2021 included $0.5 million, or $0.01 per share, of foreign currency exchange gains. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(24.8) million, compared to adjusted EBITDA loss of $(10.0) million for the fourth quarter of 2021.
•Cash flows: Net cash used in operating activities was $(12.6) million for the three months ended December 31, 2022 compared to $(19.4) million of net cash used in operating activities for the same period in 2021.

Full Year 2022 Financial Highlights:

•Revenue: Cloud subscription revenue was $236.9 million for the full year 2022, up 32% compared to the full year 2021. Total subscriptions revenue increased 29% year-over-year to $340.2 million for the full year 2022. Professional services revenue was $127.8 million for the full year 2022, compared to $105.5 million for the full year 2021. Total revenue was $468.0 million for the full year 2022, up 27% compared to the full year 2021.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(145.0) million for the full year 2022, compared to $(83.9) million for the full year 2021. Non-GAAP operating loss was $(83.3) million for the full year 2022, compared to $(43.7) million for the full year 2021.

•Net loss and non-GAAP net loss: GAAP net loss was $(150.9) million for the full year 2022, compared to $(88.6) million for the full year 2021. GAAP net loss per share was $(2.08) for the full year 2022, compared to $(1.25) for the full year 2021. Non-GAAP net loss was $(89.2) million for the full year 2022, compared to $(48.3) million for the full year 2021. Non-GAAP net loss per share was $(1.23) for the full year 2022, compared to the $(0.68) net loss per share for the full year 2021. GAAP and non-GAAP net loss for the full year 2022 included $6.1 million, or $(0.08) per share, of foreign currency exchange losses. GAAP and non-GAAP net loss for the full year 2021 included $3.7 million, or $(0.05) per share, of foreign currency exchange losses.
•Adjusted EBITDA: Adjusted EBITDA loss was $(76.0) million for the full year 2022, compared to adjusted EBITDA loss of $(37.9) million for the full year 2021.
•Balance sheet and cash flows: As of December 31, 2022, Appian had total cash, cash equivalents, and investments of $196.0 million. Net cash used in operating activities was $(106.6) million for the full year 2022 compared to $(53.9) million of net cash used in operating activities for the full year in 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian received an additional $20.0 million from its term loan facility and also increased the borrowing capacity of its revolving credit facility by $10.0 million.
•Appian elects Shirley Edwards to Board of Directors.
•Appian releases Connected Underwriting to equip insurers with speed and precision.
•Appian named a leader in Everest Group’s Process Orchestration Products PEAK Matrix® 2023.
•Appian names 2022 Public Partner and Sector Solutions Cup winners.
•Tracxe joins Appian Education Partner Program in the United Kingdom.
Financial Outlook:

As of February 16, 2023, guidance for 2023 is as follows:

•First Quarter 2023 Guidance:

◦Cloud subscription revenue is expected to be between $67.0 million and $69.0 million, representing year-over-year growth of 26% to 29%.
◦Total revenue is expected to be between $130.0 million and $132.0 million, representing a year-over-year increase of 14% to 16%.
◦Adjusted EBITDA loss is expected to be between $(21.0) million and $(17.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.33) and $(0.27), assuming weighted average common shares outstanding of 72.8 million.

•Full Year 2023 Guidance:

◦Cloud subscription revenue is expected to be between $294.0 million and $296.0 million, representing year-over-year growth of 24% to 25%.
◦Total revenue is expected to be between $530.0 million and $535.0 million, representing a year-over-year increase of 13% to 14%.
◦Adjusted EBITDA loss is expected to be between $(75.0) million and $(70.0) million.

◦Non-GAAP net loss per share is expected to be between $(1.14) and $(1.07), assuming weighted average common shares outstanding of 73.2 million.

Conference Call Details:

Appian will host a conference call today, February 16, 2023, at 4:30 p.m. ET to discuss Appian's financial results for the fourth quarter ended December 31, 2022 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com.

About Appian

Appian is a software company that automates business processes. The Appian Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include non-GAAP net loss, non-GAAP net loss per share, and non-GAAP operating loss. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, the company believes removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) Other (income) expenses, net, (2) interest expense, (3) income tax expense, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) litigation expenses. The most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial
1 http://register.vevent.com/register/BI873d49fe18154ae0a3322da37aefb952 measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full year 2023, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 16, 2023 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$148,132	$100,796
Short-term investments and marketable securities	47,863	55,179
Accounts receivable, net of allowance of $2,125 and $1,400, respectively	165,964	130,049
Deferred commissions, current	30,196	24,668
Prepaid expenses and other current assets	28,093	26,781
Restricted cash, current	2,249	791
Total current assets	422,497	338,264
Property and equipment, net of accumulated depreciation of $18,864 and $14,106, respectively	41,855	36,913
Long-term investments	—	12,044
Goodwill	26,349	27,795
Intangible assets, net of accumulated amortization of $2,715 and $1,260, respectively	5,251	7,144
Operating right-of-use assets	37,248	27,897
Deferred commissions, net of current portion	55,788	49,017
Deferred tax assets	1,940	1,025
Restricted cash, net of current portion	—	2,373
Other assets	3,286	2,047
Total assets	$594,214	$504,519
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,997	$5,766
Accrued expenses	12,227	15,483
Accrued compensation and related benefits	40,718	35,126
Deferred revenue, current	194,768	150,169
Debt, current	2,740	—
Operating lease liabilities, current	8,681	8,110
Other current liabilities	3,121	1,067
Total current liabilities	270,252	215,721
Long-term debt	115,379	—
Operating lease liabilities	57,225	48,784
Deferred revenue	5,556	2,430
Deferred tax liabilities	102	209
Other non-current liabilities	—	3,458
Total liabilities	448,514	270,602
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 41,320,091 shares issued and outstanding as of December 31, 2022; 500,000,000 shares authorized and 39,964,298 shares issued and outstanding as of December 31, 2021	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2022; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2021	3	3
Additional paid-in capital	561,390	497,128
Accumulated other comprehensive loss	(7,246)	(5,687)
Accumulated deficit	(408,451)	(257,531)
Total stockholders’ equity	145,700	233,917
Total liabilities and stockholders’ equity	$594,214	$504,519

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Revenue
Subscriptions	$93,244	$75,786	$340,152	$263,738
Professional services	32,542	29,202	127,839	105,521
Total revenue	125,786	104,988	467,991	369,259
Cost of revenue
Subscriptions	9,942	7,524	36,005	27,330
Professional services	25,289	20,698	97,301	76,763
Total cost of revenue	35,231	28,222	133,306	104,093
Gross profit	90,555	76,766	334,685	265,166
Operating expenses
Sales and marketing	63,270	49,277	220,374	167,852
Research and development	37,808	26,455	139,210	97,517
General and administrative	30,097	26,978	120,111	83,704
Total operating expenses	131,175	102,710	479,695	349,073
Operating loss	(40,620)	(25,944)	(145,010)	(83,907)
Other non-operating (income) expense, net
Other (income) expense, net	(9,271)	(557)	3,545	3,584
Interest expense	1,451	139	1,673	372
Total other non-operating (income) expense	(7,820)	(418)	5,218	3,956
Loss before income taxes	(32,800)	(25,526)	(150,228)	(87,863)
Income tax expense	1,617	319	692	778
Net loss	$(34,417)	$(25,845)	$(150,920)	$(88,641)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.47)	$(0.36)	$(2.08)	$(1.25)
Weighted average common shares outstanding:
Basic and diluted	72,703	71,334	72,455	71,036

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Cost of revenue
Subscriptions	$284	$226	$996	$1,199
Professional services	1,521	848	5,309	3,131
Operating expenses
Sales and marketing	2,431	1,673	9,152	5,426
Research and development	3,692	1,877	12,523	5,224
General and administrative	3,475	1,528	10,850	8,864
Total stock-based compensation expense	$11,403	$6,152	$38,830	$23,844

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(150,920)	$(88,641)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	38,830	23,844
Depreciation and amortization of intangible assets	7,297	5,743
Bad debt expense	1,298	410
Amortization of debt issuance costs	43	—
Loss on disposal of property and equipment	3	79
Deferred income taxes	(1,089)	(498)
Changes in assets and liabilities:
Accounts receivable	(37,922)	(33,904)
Prepaid expenses and other assets	(2,027)	2,094
Deferred commissions	(12,298)	(21,588)
Accounts payable and accrued expenses	(3,289)	11,467
Accrued compensation and related benefits	6,582	12,598
Other current and non-current liabilities	(264)	(444)
Deferred revenue	47,534	33,378
Operating lease assets and liabilities	(329)	1,544
Net cash used by operating activities	(106,551)	(53,918)
Cash flows from investing activities:
Proceeds from investments	84,642	120,593
Purchases of investments	(65,283)	(41,870)
Purchases of property and equipment	(9,095)	(6,058)
Payments for acquisitions, net of cash acquired	—	(30,729)
Net cash provided by investing activities	10,264	41,936
Cash flows from financing activities:
Proceeds from borrowings	120,000	—
Payments for debt issuance costs	(1,940)	—
Debt repayments	(625)	—
Proceeds from exercise of common stock options	25,432	2,786
Net cash provided by financing activities	142,867	2,786
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(159)	694
Net increase (decrease) in cash, cash equivalents, and restricted cash	46,421	(8,502)
Cash, cash equivalents, and restricted cash at beginning of period	103,960	112,462
Cash, cash equivalents, and restricted cash at end of period	$150,381	$103,960

Supplemental cash flow information:
Cash paid for interest	$1,671	$323
Cash paid for income taxes	$1,239	$1,505
Supplemental non-cash investing and financing information:
Accrued capital expenditures	$1,774	$379

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(40,620)	$(25,944)	$(145,010)	$(83,907)
Add back:
Stock-based compensation expense	11,403	6,152	38,830	23,844
Litigation expenses(1)	2,453	8,130	22,886	16,400
Non-GAAP operating loss	$(26,764)	$(11,662)	$(83,294)	$(43,663)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(34,417)	$(25,845)	$(150,920)	$(88,641)
Add back:
Stock-based compensation expense	11,403	6,152	38,830	23,844
Litigation expenses(1)	2,453	8,130	22,886	16,400
Loss on disposal of property and equipment	3	1	3	79
Non-GAAP net loss	$(20,558)	$(11,562)	$(89,201)	$(48,318)

Non-GAAP earnings per share:
Non-GAAP net loss	$(20,558)	$(11,562)	$(89,201)	$(48,318)
Weighted average shares used to compute net loss per share, basic and diluted	72,703	71,334	72,455	71,036
Non-GAAP net loss per share, basic and diluted	$(0.28)	$(0.16)	$(1.23)	$(0.68)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.47)	$(0.36)	$(2.08)	$(1.25)
Add back:
Non-GAAP adjustments to net loss per share	0.19	0.20	0.85	0.57
Non-GAAP net loss per share, basic and diluted	$(0.28)	$(0.16)	$(1.23)	$(0.68)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(34,417)	$(25,845)	$(150,920)	$(88,641)
Other (income) expense, net	(9,271)	(557)	3,545	3,584
Interest expense	1,451	139	1,673	372
Income tax expense	1,617	319	692	778
Depreciation and amortization of intangible assets	1,965	1,672	7,297	5,743
Stock-based compensation expense	11,403	6,152	38,830	23,844
Litigation expenses(1)	2,453	8,130	22,886	16,400
Adjusted EBITDA	$(24,799)	$(9,990)	$(75,997)	$(37,920)
(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving an effort to enforce our intellectual property and the second related to reciprocal false advertising and related claims with a competitor.